Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 22, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Campbell Soup Company’s Annual Report on Form 10-K for the year ended July 31, 2022.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Philadelphia, Pennsylvania

November 30, 2022